UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)
799 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), held May 25, 2023, the stockholders of Rithm Capital Corp. (the “Company”) voted on the matters described below.

1.
The Company’s stockholders elected one Class I director, who comprises all the directors of such class, to serve until the 2026 Annual Meeting of Stockholders and until their successors are elected and duly qualified. The numbers of shares that voted for the election of such director, withheld voting for such director, and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
David Saltzman	192,724,382	20,631,452	134,631,109

2.
The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
341,967,945	4,479,986	1,539,012

3.
The Company’s stockholders approved (on a non-binding advisory basis) the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The numbers of shares that voted for, against, abstained from voting, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
195,852,728	14,784,398	2,718,708	134,631,109

4.
The Company’s stockholders voted for (on a non-binding advisory basis) one year as the frequency of an advisory vote on the compensation of the Company’s named executive officers in future years. The numbers of shares that voted for one year, for two years, for three years and abstained from voting with respect to this proposal are summarized in the table below.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes*
206,899,089	2,052,965	2,371,710	2,032,070	134,631,109

5.
The Company’s stockholders approved the adoption of the Rithm Capital Corp. 2023 Omnibus Incentive Plan.
The numbers of shares that voted for, against, abstained from voting, and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
194,516,066	15,794,668	3,045,100	134,631,109

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

The Company has decided, going forward, to include an advisory stockholder vote on the compensation of the Company’s named executive officers every year, consistent with the recommendation to the stockholders of the Company’s Board of Directors.

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (the “NYSE”) rules from voting on a particular matter. Under the NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on (i) the election of one director, (ii) the approval (on a non-binding advisory basis) of the compensation of the Company’s named executive officers, (iii) the frequency (on a non-binding advisory basis) of an advisory vote on the compensation of the Company’s named executive officers or (iv) the approval of the Rithm Capital Corp. 2023 Omnibus Incentive Plan. Brokers who did not received instructions were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer

Date: May 25, 2023